EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2016 RESULTS

•	Net Income Attributable to Common Stockholders of $.45 Per Share Compared to $.37 Per Share for the Same Quarter of 2015

•	Funds from Operations of $1.04 Per Share Compared to $.94 Per Share for the Same Quarter Last Year, an Increase of 10.6%

•	Same Property Net Operating Income (PNOI) Growth of 3.8%

•	97.3% Leased, 96.3% Occupied as of September 30, 2016; Average Occupancy of 95.8% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 10.6%

•	Sold 20 Acres of Land for $4.1 Million

•	Acquired 804,000 Square Feet of Operating Properties in Dallas and Jacksonville and 16 Acres of Development Land in Dallas for $58.5 Million

•	Started Construction of a 93,000 Square Foot Development Project in Fort Myers with Projected Total Costs of $8.7 Million

•	Transferred Two Development Projects (232,000 Square Feet) to the Real Estate Portfolio

•
Development Program Consisted of 14 Projects (2.2 Million Square Feet) at September 30, 2016 with a Projected Total Investment of $162 Million; $41 Million Remaining to be Invested at September 30, 2016

•	Paid 147th Consecutive Quarterly Cash Dividend – Increased the Dividend by $.02 Per Share (3.3%) to $.62 Per Share

•	Closed a $40 Million Senior Unsecured Term Loan with an Effective Fixed Interest Rate of 2.335%

JACKSON, MISSISSIPPI, October 19, 2016 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and nine months ended September 30, 2016.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “We are pleased with strong third quarter results. Our 10.6% rise in quarterly FFO means that we’ve now achieved FFO per share increases in 21 of the past 22 quarters. Our strategy is simple, straightforward and is working over a long period during what continues to be a healthy industrial environment.

“Outside of operations, we’re proud of the asset recycling completed year-to-date. Selling older, non-core Houston assets creates further geographic diversification, reduces the average portfolio age and is allowing us to reinvest into higher yielding assets. We view asset recycling as a healthy segment of our long term strategy.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.45 and $2.47 for the three and nine months ended September 30, 2016, respectively, compared to $.37 and $1.13 for the same periods of 2015. EPS for the three months ended September 30, 2016 included gains on sales of non-operating real estate of $590,000 ($.02 per share); there were no gains on sales during the third quarter of 2015. EPS for the nine months ended September 30, 2016 included gains on sales of real estate investments and non-operating real estate of $43,046,000 ($1.32 per share) compared to $3,026,000 ($.09 per share) for the same period of 2015.

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2016, funds from operations attributable to common stockholders (FFO) was $1.04 per share compared to $.94 per share for the same quarter of 2015, an increase of 10.6%. Property net operating income (PNOI) increased by $2,937,000, or 7.0%, during the quarter ended September 30, 2016, compared to the same period of 2015. PNOI increased $1,805,000 from newly developed and redeveloped properties, $1,500,000 from same property operations and $782,000 from 2015 and 2016 acquisitions; PNOI decreased $1,115,000 from properties sold in 2015 and 2016.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Same PNOI increased 3.8% for the quarter ended September 30, 2016, compared to the same quarter in 2015, both with and without straight-line rent adjustments. Rental rates on new and renewal leases (5.0% of total square footage) increased an average of 10.6% for the quarter.

For the nine months ended September 30, 2016, FFO was $2.94 per share compared to $2.73 per share for the same period of 2015, an increase of 7.7%. PNOI increased by $7,888,000, or 6.3%, during the nine months ended September 30, 2016, compared to the same period of 2015. PNOI increased $5,065,000 from newly developed and redeveloped properties, $3,167,000 from same property operations and $1,956,000 from 2015 and 2016 acquisitions; PNOI decreased $2,208,000 from properties sold in 2015 and 2016.

Same PNOI increased 2.7% for the nine months ended September 30, 2016, compared to the same period in 2015; without straight-line rent adjustments, same PNOI increased 2.6%. Rental rates on new and renewal leases (17.2% of total square footage) increased an average of 11.6% for the nine months.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND SALES

During the third quarter, EastGroup acquired Flagler Center in the Southside submarket of Jacksonville, Florida, for $24 million. The 358,000 square foot complex contains three multi-tenant business distribution buildings and is currently 100% leased.

Also during the third quarter, EastGroup sold land in Houston (11.5 acres), Dallas (8.1 acres) and Orlando (.1 acres) in separate transactions for a total of $4.1 million. The Company recognized gains on the sales of $590,000 in the third quarter; the gains were included in FFO.

DEVELOPMENT

During the third quarter, EastGroup acquired Parc North, a four-building business distribution complex in Fort Worth (Dallas), Texas, for $32 million. The buildings, which contain 446,000 square feet and are currently 42% leased, were recently developed by the seller and are considered to be in the lease-up phase of development. Parc North will transfer to the real estate portfolio at the earlier of 80% occupancy or February 2017, which is one year after shell completion.

Furthering its expansion into the Fort Worth area, the Company also acquired 15.5 acres of land adjacent to Parc North for $2.5 million. The land can accommodate two buildings totaling approximately 200,000 square feet; this future construction will expand the master planned Parc North project to a total of six buildings with approximately 650,000 square feet at full buildout.

Also during the third quarter, EastGroup began construction of SunCoast 4, a 93,000 square foot multi-tenant business distribution building in Fort Myers with a projected total cost of $8.7 million.

The development projects started this year are detailed in the table below.

Development Properties Started in 2016	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Madison IV & V	Tampa, FL	145,000	10/2017	$9,400
Horizon VII	Orlando, FL	109,000	11/2017	8,000
Alamo Ridge IV	San Antonio, TX	97,000	12/2017	6,000
CreekView 121 1 & 2	Dallas, TX	193,000	12/2017	16,700
SunCoast 4	Fort Myers, FL	93,000	02/2018	8,700
Eisenhauer Point 3	San Antonio, TX	71,000	03/2018	5,400
Eisenhauer Point 4	San Antonio, TX	85,000	03/2018	5,200
Total Development Properties Started		793,000		$59,400

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

At September 30, 2016, EastGroup’s development program consisted of 14 projects (2,176,000 square feet). The projects, which were collectively 45% leased as of October 18, 2016, have a projected total cost of $162 million with approximately $41 million remaining to be invested as of September 30, 2016.

During the first nine months of 2016, EastGroup transferred (at the earlier of 80% occupied or one year after completion) eight development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2016	Location	Size	Conversion Date	Cumulative Cost as of 9/30/16	Percent Leased as of 10/18/16
		(Square feet)		(In thousands)

Alamo Ridge I	San Antonio, TX	96,000	02/2016	$8,583	84%
Alamo Ridge II	San Antonio, TX	62,000	02/2016	5,835	100%
Madison II & III	Tampa, FL	127,000	02/2016	7,685	100%
West Road III	Houston, TX	78,000	03/2016	4,830	0%
Ten West Crossing 7	Houston, TX	68,000	04/2016	4,566	75%
West Road IV	Houston, TX	65,000	06/2016	5,562	100%
Horizon III	Orlando, FL	109,000	07/2016	7,410	100%
Kyrene 202 VI	Phoenix, AZ	123,000	09/2016	7,971	23%
Total Properties Transferred		728,000		$52,442	72%

DIVIDENDS

EastGroup increased its quarterly common stock dividend 3.3% to $.62 per share in the third quarter of 2016. This was the Company’s 147th consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 24 consecutive years. The Company has increased it 21 years within that period, including increases in each of the last five years.  The Company’s payout ratio of dividends to FFO was 60% for the third quarter.  The annualized dividend rate of $2.48 per share yielded 3.6% on the closing stock price of $69.75 on October 18, 2016.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 29.7% at September 30, 2016.  For the third quarter, the Company had interest and fixed charge coverage ratios of 4.87x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 5.92x.

On July 29, 2016, EastGroup closed a $40 million senior unsecured term loan with a five-year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.10%) based on the Company's senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 2.335%.

In August, EastGroup repaid (with no penalty) an $80 million unsecured term loan with an effectively fixed interest rate of 2.770% and an original maturity date of August 15, 2018. On the same day, the Company borrowed $80 million through its $300 million unsecured bank credit facility; the maturity date for the credit facility is July 30, 2019. The Company re-designated the interest rate swap that was previously applied to the $80 million unsecured term loan to the $80 million unsecured bank credit facility borrowing. The $80 million unsecured bank credit facility draw has an effectively fixed interest rate of 2.020% through the interest rate swap's maturity date of August 15, 2018. The interest savings for the remaining two years of the loan is 75 basis points ($600,000) per year.

Also in August, the Company repaid (with no penalty) a mortgage loan with a balance of $24.5 million, an interest rate of 5.68% and an original maturity date of September 5, 2016. The loan was collateralized by two properties containing 778,000 square feet.

In September, EastGroup repaid (with no penalty) a mortgage loan with a balance of $51.2 million, an interest rate of 5.97% and an original maturity date of October 5, 2016. The loan was collateralized by 1.4 million square feet of operating properties.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2016

EPS for 2016 is estimated to be in the range of $2.93 to $2.95.  FFO per share attributable to common stockholders for 2016 is now estimated to be in the range of $4.00 to $4.02. The Company increased the mid-point from $4.00 to $4.01. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q4 2016	Y/E 2016	Q4 2016	Y/E 2016
	(In thousands, except per share data)

Net income attributable to common stockholders	$15,246	95,537	15,904	96,189
Depreciation and amortization	19,578	77,268	19,578	77,268
Gain on sales of depreciable real estate investments	—	(42,313)	—	(42,313)
Funds from operations attributable to common stockholders	$34,824	130,492	35,482	131,144

Diluted shares	32,923	32,623	32,923	32,623

Per share data (diluted):
Net income attributable to common stockholders	$0.46	2.93	0.48	2.95
Funds from operations attributable to common stockholders	1.06	4.00	1.08	4.02

The following assumptions were used for the mid-point:

Metrics	Guidance for Q4 2016	Revised Guidance for Year 2016	Previous Guidance for Year 2016	Actual for Year 2015
FFO per share	$1.07	$4.01	$4.00	$3.67
FFO per share increase over prior year period	13.8%	9.3%	9.0%	5.8%
Same Property Net Operating Income (PNOI) growth:
Unadjusted	5.2%	3.2%	3.1%	2.0%
Without termination fees	5.2%	2.8%	2.8%	2.7%
Without straight-line rent adjustments	6.2%	3.2%	2.9%	2.4%
Without straight-line rent adjustments and termination fees	6.2%	2.8%	2.5%	3.4%
Average month-end occupancy	95.5%	95.7%	95.6%	96.0%
Lease termination fee income (1) (Actual fees for known early vacates)	$35,000	$789,000	$682,000	$225,000
Bad debt expense (1) (No known bad debts for remainder of 2016)	$280,000	$1,044,000	$1,018,000	$747,000
Development starts:
Square feet	420,000	1.2 million	1.2 million	1.3 million
Projected total investment	$31 million	$90 million	$90 million	$87 million
Development-stage property acquisition	$14 million	$46 million	$32 million	None
Operating property acquisitions	None	$25 million	$25 million	$32 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$17 million	$94 million	$110 million	$5 million
Gain on sales of non-operating real estate	None	$733,000	$750,000	$123,000
Average variable interest rate on unsecured bank credit facilities	1.5%	1.5%	1.5%	1.4%
Unsecured debt closing in period	None	$105 million at 2.7% weighted average interest rate	$105 million at 2.7% weighted average interest rate	$150 million at 3.5%
Common stock issuances	None	$30 million	$30 million	$6.2 million
General and administrative expense	$2.6 million	$13.2 million	$13.4 million	$15.1 million

(1) During the nine months ended September 30, 2016, the Company recognized lease termination fee income of $754,000 and bad debt expense of $764,000.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company's chief decision makers also use earnings before interest, taxes, depreciation and amortization (EBITDA) in making decisions. EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Thursday, October 20, 2016, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-888-632-3382 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, October 20, 2016.  The telephone replay will be available until Thursday, October 27, 2016, and can be accessed by dialing 1-800-723-0520.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Thursday, October 27, 2016.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 37 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUES
Income from real estate operations	$63,178	58,520	186,628	173,922
Other income	12	33	68	67
	63,190	58,553	186,696	173,989
EXPENSES
Expenses from real estate operations	18,552	16,795	54,130	49,255
Depreciation and amortization	19,361	18,232	57,756	54,358
General and administrative	2,328	3,179	10,663	11,529
Acquisition costs	161	—	161	—
	40,402	38,206	122,710	115,142
OPERATING INCOME	22,788	20,347	63,986	58,847
OTHER INCOME (EXPENSE)
Interest expense	(8,841)	(8,492)	(27,078)	(25,780)
Gain on sales of real estate investments	—	—	42,313	2,903
Other	853	242	1,502	851
NET INCOME	14,800	12,097	80,723	36,821
Net income attributable to noncontrolling interest in joint ventures	(139)	(129)	(438)	(390)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	14,661	11,968	80,285	36,431
Other comprehensive income (loss) - cash flow hedges	2,606	(5,140)	(6,253)	(4,553)
TOTAL COMPREHENSIVE INCOME	$17,267	6,828	74,032	31,878
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.45	0.37	2.47	1.14
Weighted average shares outstanding	32,741	32,126	32,458	32,068
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.45	0.37	2.47	1.13
Weighted average shares outstanding	32,823	32,248	32,519	32,160

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

NET INCOME	$14,800	12,097	80,723	36,821
Gain on sales of real estate investments	—	—	(42,313)	(2,903)
Gain on sales of non-operating real estate	(590)	—	(733)	(123)
Interest income	(63)	(65)	(191)	(195)
Other income	(12)	(33)	(68)	(67)
Interest rate swap ineffectiveness	—	5	5	5
Depreciation and amortization	19,361	18,232	57,756	54,358
Company's share of depreciation from unconsolidated investment	31	31	93	91
Interest expense (1)	8,841	8,492	27,078	25,780
General and administrative expense (2)	2,328	3,179	10,663	11,529
Acquisition costs	161	—	161	—
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(190)	(208)	(618)	(628)
PROPERTY NET OPERATING INCOME (PNOI)	$44,667	41,730	132,556	124,668
COMPONENTS OF PNOI:
PNOI from Same Properties	$41,481	39,981	121,584	118,417
PNOI from 2015 and 2016 Acquisitions	782	—	1,956	—
PNOI from 2015 and 2016 Development and Redevelopment Properties	2,472	667	7,978	2,913
PNOI from 2015 and 2016 Dispositions	(6)	1,109	1,228	3,436
Other PNOI	(62)	(27)	(190)	(98)
TOTAL PNOI	$44,667	41,730	132,556	124,668
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$14,661	11,968	80,285	36,431
Depreciation and amortization	19,361	18,232	57,756	54,358
Company's share of depreciation from unconsolidated investment	31	31	93	91
Depreciation and amortization from noncontrolling interest	(49)	(51)	(159)	(153)
Gain on sales of real estate investments	—	—	(42,313)	(2,903)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$34,004	30,180	95,662	87,824
NET INCOME	$14,800	12,097	80,723	36,821
Interest expense (1)	8,841	8,492	27,078	25,780
Depreciation and amortization	19,361	18,232	57,756	54,358
Company's share of depreciation from unconsolidated investment	31	31	93	91
Gain on sales of real estate investments	—	—	(42,313)	(2,903)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$43,033	38,852	123,337	114,147
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.45	0.37	2.47	1.13
Funds from operations (FFO) attributable to common stockholders	$1.04	0.94	2.94	2.73
Weighted average shares outstanding for EPS and FFO purposes	32,823	32,248	32,519	32,160

(1)  Net of capitalized interest of $1,384 and $1,409 for the three months ended September 30, 2016 and 2015, respectively; and $3,737 and $3,903 for the nine months ended September 30, 2016 and 2015, respectively.

(2) Net of capitalized development costs of $867 and $1,223 for the three months ended September 30, 2016 and 2015, respectively; and $2,660 and $3,265 for the nine months ended September 30, 2016 and 2015, respectively.